EXHIBIT 10.1
SECURED PROMISSORY NOTE

$2,506,037 U.S.	May 24, 2002

Raymond Moyer (“Borrower”) hereby promises to pay to Electronic Payment Exchange, Inc., with an address at 100 West Commons Blvd., Suite 100, New Castle, DE 19720, or registered assigns (“Holder”), on the Maturity Date (as defined below) the principal amount of Two Million, Five Hundred Six Thousand, and Thirty-Seven Dollars ($2,506,037), together with interest on the unpaid principal balance hereof at the simple interest rate equal to the Prime Rate plus 1%. “Prime Rate” shall mean the prime rate established by Wachovia Bank, N.A

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by law (the “Maximum Rate”). If, for any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Borrowers and Holder with respect to the debt evidenced hereby.

The following terms shall apply to payments hereunder:

(a)    Except as provided below, principal of, and accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. The “Maturity Date” shall be December 31, 2002.

(b)    If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. “Business Day” means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New Castle, Delaware.

(c)    Borrower may, at his option, prepay, in whole or in part, at any time, the principal of this Note plus all accrued interest thereon, without payment of any premium or penalty.

(d)    Payment of principal and interest on this Note shall be made by wire transfer or check sent to Holder’s address set forth above or to such other address as Holder may designate for such purpose from time to time by written notice to Borrower, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts;

(e)    The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Borrower hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable, jointly and severally, for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder;

(f)     Time is of the essence of this Note. Upon the occurrence of any Event of Default as set forth herein, at the option of Holder and without notice to Borrower, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the “Default Rate”) equal to the lesser of (a) the rate that is two percentage points (2%) in excess of the Prime Rate, or (ii) the Maximum Rate, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. An Event of Default is default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within (5) business days. Upon occurrence of any Event of Default, the indebtedness evidenced by the Note shall be immediately due and payable in full; and upon the occurrence of, and during the continuation of, an Event of Default, Holder shall have any and all other rights and remedies that Holder may now or hereafter possess at law, in equity, or by statute. No right, power or remedy conferred upon or reserved to Holder by this Note is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, now or hereafter existing at law, in equity or by statute. No delay or omission by Holder to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Note to Holder may be exercised from time to time and as often as may be deemed expedient by Holder. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied first to the costs and expenses, including without limitation reasonable attorneys’ fees and disbursements, incurred by Holder in connection with the exercise of its remedies; second, to the expenses of curing the default that has occurred, in the event that Holder elects, in its sole discretion, to cure the default that has occurred; third, to the payment of the Note of Borrower, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Holder shall determine in its sole discretion; and fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

If this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Borrower and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys’ fees and all court costs.

No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, or other indulgences granted from time to time or course of dealing hereunder, shall be construed as a novation of this Note. No extension of the time for payment of the indebtedness evidenced hereby, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Borrower hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles governing conflicts of law.

Borrower irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.

As used herein, the terms “Borrower” and “Holder” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and dated the day and year first above written.

/s/ Raymond Moyer
Raymond Moyer

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